EXECUTION VERSION
DATED: July 31, 2014

Novation and Amendment Agreement

relating to

the novation and amendment of the amended and restated advisory agreement between the Manager, the Fund and the Original Trading Advisor and the novation of the letter agreement between the Manager, the Funds, the Selling Agent and the Original Trading Advisor

TABLE OF CONTENTS

1.	Interpretation	2
2.	Novation	2
3.	Amendments to Novated Agreement	4
4.	Further Assurance	4
5.	Costs	4
6.	Notices	4
7.	Assignment	4
8.	Amendments to this Agreement	4
9.	Reservation of Rights	4
10.	Whole Agreement	5
11.	Severability	5
12.	Counterparts	5
13.	Governing Law	5
Schedule 1 : Amendments to Novated Agreement		6
GFSC Annex		8

THIS AGREEMENT is dated _____________ 2014 and made

BETWEEN:

(1)
ML BLUETREND FUTURESACCESSSM LLC, limited liability company incorporated in Delaware whose office is at c/o Merrill Lynch Alternative Investments LLC at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Fund”);

(2)	MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC, a limited liability company incorporated in Delaware whose registered office is at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Manager”);

(3)
BLUECREST CAPITAL MANAGEMENT LLP, a limited liability partnership registered in England and Wales under number OC339259 whose registered office is at 40 Grosvenor Place, London SW1X 7AW, England and whose sole place of business is at BlueCrest House, Glategny Esplanade, St Peter Port, Guernsey, GY1 1WR, Channel Islands (the “Original Trading Advisor”); and

(4)
BLUECREST CAPITAL MANAGEMENT LIMITED, a limited company incorporated in Guernsey with registered number 58114 whose registered office is at BlueCrest House, Glategny Esplanade, St Peter Port, Guernsey, GY1 1WR, Channel Islands (the “New Trading Advisor”);

and with respect to the Letter Agreement (as defined below) only, additionally:

(5)
ML SYSTEMATIC MOMENTUM FUTURESACCESSSM LLC, limited liability company incorporated in Delaware whose office is at c/o Merrill Lynch Alternative Investments LLC at  250 Vesey Street, 11th Floor, New York, NY 10080 (“Systematic Momentum”);

(6)
ML TREND-FOLLOWING FUTURES FUND LP, Delaware limited partnership whose office is at c/o Merrill Lynch Alternative Investments LLC at  250 Vesey Street, 11th Floor, New York, NY 10080 (“Trend-Following”); and

(7)	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a corporation incorporated in Delaware whose office is at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Selling Agent”).

BACKGROUND:

(A)
Pursuant to the Original Agreement (as defined below), the Original Trading Advisor has been engaged to make trading decisions and make investments on behalf of the Manager and the Fund on the terms set forth therein.

(B)
The Original Trading Advisor entered into the Letter Agreement in order to set forth the understanding of the parties as to the offering of interests in the Fund, Systematic Momentum, Systematic Momentum Offshore (as defined below) and the Trend-Following Fund.  Systematic Momentum Offshore has since been liquidated.

(C)
The Original Trading Advisor wishes to novate its rights and obligations under the Agreements (as defined below) to the New Trading Advisor on the terms of this agreement, and wishes to be released and discharged from the further performance of its obligations under the Agreements. The Parties wish to release and discharge the Original Trading Advisor upon the condition that the New Trading Advisor will perform and observe those obligations in place of the Original Trading Advisor.

(D)	The New Trading Advisor, the Fund and the Manager then wish to amend the Original Agreement, immediately following its novation, on the terms of this agreement.

THE PARTIES AGREE THAT:

1.	Interpretation

1.1	In this agreement, unless the context otherwise requires, the following words have the following meanings:

“Agreements” means the Original Agreement and the Letter Agreement.

“Effective Date” means 00:00 BST on 1 July 2014, or such other time and date as may be agreed between the parties.

“Funds” means the Fund, Systematic Momentum and Trend-Following and “each Fund” shall mean each of the foregoing.

“Letter Agreement” means the letter agreement entered into on 22 June 2009 between the Fund, the Manager, the Original Trading Adviser, Systematic Momentum, Systematic Momentum Offshore, Trend-Following and the Selling Agent, as amended and restated by the second amended and restated letter agreement dated 25 January 2010, and by the separate letter agreement regarding the investment in the Fund by Trend-Following dated 25 January 2010, as otherwise amended or novated from time to time.

“Original Agreement” means the ML FuturesAccessSM Advisory Agreement entered into as of 8 May 2008 between the Fund, the Manager and the Original Trading Advisor, as amended and restated by the Amendment to ML FuturesAccessSM Advisory Agreement dated 22 June 2009, the ML FuturesAccessSM Amended and Restated Advisory Agreement dated 25 January 2010 and the Amendment to Advisory Agreement dated 3 May 2011, as amended and restated from time to time.

“Parties” means the Manager, the Funds, the Original Trading Advisor, the New Trading Advisor and the Selling Agent.

“Systematic Momentum Offshore” means ML Systematic Momentum FuturesAccess Ltd.

1.2	References to Clauses are to clauses of this agreement and headings are inserted for convenience only and shall not affect the construction of this agreement.

1.3
The parties acknowledge that the New Trading Advisor is the general partner of BlueCrest Capital Management LP, a limited partnership formed in Guernsey with registered number 2053, and that the New Trading Advisor has entered into this agreement solely in that capacity.

2.	Novation

2.1	The Parties agree that, notwithstanding any contrary provision in the Agreements, on and from the Effective Date:

(A)
the New Trading Advisor is substituted for the Original Trading Advisor under the Agreements as if the New Trading Advisor had originally been the party to the Agreements instead of the Original Trading Advisor and all references in the Agreements to the Original Trading Advisor are to be read and construed mutatis mutandis, as if they were references to the New Trading Advisor;

(B)
the New Trading Advisor is bound by and must fulfil, comply with and observe all the provisions of the Agreements and shall enjoy all the rights and benefits of the Original Trading Advisor under the Agreements (including, for the avoidance of doubt, any right to receive the Management Fee and any Incentive Fee, each as defined in the Original Agreement, and any right to be reimbursed any fees and expenses incurred by the Original Trading Advisor for which it is entitled to be reimbursed by the Manager or the Fund pursuant to the Agreements), whether in relation to matters arising before or after the Effective Date; and

(C)
each of the Manager, the Selling Agent and each Fund is entitled to the full benefit of the Agreements and to enforce its rights and obligations thereunder against the New Trading Advisor, whether in relation to matters arising before or after the Effective Date.

2.2	On and from the Effective Date, the New Trading Advisor shall assume all the liabilities of the Original Trading Advisor arising under the Agreements prior to the Effective Date.

2.3
On and from the Effective Date, each of the Manager, the Selling Agent and each Fund releases and discharges the Original Trading Advisor from any and all claims, actions, proceedings, obligations and liabilities (whether based in negligence or any other form of legal liability) which each of the Manager, the Selling Agent and each Fund has against the Original Trading Advisor pursuant to the Agreements for events arising prior to the Effective Date.

2.4
The Original Trading Advisor agrees with each of the Manager, the Selling Agent and each Fund that it shall forfeit and surrender in favour of the New Trading Advisor any rights, benefits and entitlements under the Agreements (including, for the avoidance of doubt, any right to receive the Management Fee, as defined in the Agreements, and any right to be reimbursed any fees and expenses incurred by the Original Trading Advisor for which it is entitled to be reimbursed by the Manager or the Fund pursuant to the Agreements), whether in relation to matters arising before or after the Effective Date, and that it shall not be entitled to bring any claim under or in connection with the Agreements against the Manager, the Selling Agent or each Fund.

2.5
For the purposes of calculating any Incentive Fee (as defined in the Original Agreement) payable to the Original Trading Advisor, the execution and taking effect of this agreement shall be deemed not to be a termination of the Agreements and accordingly no Incentive Fee will be payable to the Original Trading Advisor as a result of the execution or taking effect of this agreement or at any time thereafter. The New Trading Advisor shall receive an Incentive Fee from the Fund at the same time and on the same terms as set out in the Agreements as if the New Trading Advisor had been named in the Agreements as a party thereto in place of the Original Trading Advisor and had the Agreements remained in full force and effect.

2.6
Each of the Manager, the Selling Agent and each Fund hereby consents to the novation of the Original Trading Advisor’s rights and duties to the New Trading Advisor. Each of the Fund and the Manager confirms that it has received Part 2 of the current Form ADV of the New Trading Advisor before executing this agreement.

2.7
Solely to the extent required by applicable law, the New Trading Advisor will notify the Manager and the Fund of any change in the ownership of the New Trading Advisor within a reasonable amount of time following such change.

3.	Amendments to Novated Agreement

The Fund, the Manager and the New Trading Advisor agrees that, immediately following this agreement becoming effective, the amendments set out in Schedule 1 hereto be made to the Original Agreement as novated pursuant to Clause 2 (the “Novated Agreement”).

4.	Further Assurance

At any time after the Effective Date each of the Parties shall, at the request and cost of the party so requesting, execute or procure the execution of such documents and do or procure the doing of such acts and things as the party so requiring may reasonably require for the purpose of giving to the Party so requiring the full benefit of all the provisions of this agreement.

5.	Costs

Each Party to this agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this agreement.

6.	Notices

The Parties agree that any notice or other communication required to be given under this agreement or under the Agreements (to the extent applicable) shall be deemed to have been duly served on the Manager, the Fund and the Original Trading Advisor or the New Trading Advisor (as if it were a party to the Agreements in place of the Original Trading Advisor) if it is served in accordance with the notice provisions in the Original Agreement, with the address details being as set out in the Original Agreement for the Fund, Manager and Original Trading Advisor and on page 1 for the New Trading Advisor.

7.	Assignment

Subject to the assignment provisions set out in the Agreements, none of the Parties shall assign all or any of its rights or benefits under this agreement without the written consent of the other Parties.

8.	Amendments to this Agreement

No amendment to this agreement shall be effective unless made in writing and executed as an agreement by each of the Parties.

9.	Reservation of Rights

9.1	The rights, powers, privileges and remedies provided in this agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

9.2
No failure to exercise nor any delay in exercising by any party to this agreement any right, power, privilege or remedy under this agreement shall impair or operate as a waiver thereof in whole or in part.

9.3
No single or partial exercise of any right, power, privilege or remedy under this agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

10.	Whole Agreement

10.1
This agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to the subject matter of this agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

10.2
Each Party acknowledges that it has not been induced to enter into this agreement by any representation or warranty other than those contained in this agreement and, having negotiated and freely entered into this agreement. Each party acknowledges that its legal advisers have explained to it the effect of this Clause 10.2.

11.	Severability

If any provision of this agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, such provision shall be deemed to be deleted from this agreement as if it had not originally been contained in this agreement and the legality, validity and enforceability of the remainder of this agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this agreement in any other jurisdiction shall not be affected. Notwithstanding the foregoing in the event of such deletion the Parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

12.	Counterparts

This agreement may be executed in any number of counterparts, which shall together constitute one agreement. Each party may enter into this agreement by signing any such counterpart.

13.	Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SCHEDULE 1 : AMENDMENTS TO NOVATED AGREEMENT

1.
The New Trading Advisor is licensed and regulated by the Guernsey Financial Services Commission. As such the Novated Agreement shall be amended to incorporate the appended GFSC Annex, which shall form part of the Novated Agreement.

2.	Without prejudice to the generality of the foregoing or Clause (A) above of this agreement, the following amendments shall also be made to the Novated Agreement:

(A)	references to “Trading Advisor” shall be amended to be a reference to the New Trading Advisor; and

(B)
references to “Trading Advisor and its affiliates, and their respective owners, principals, directors, officers, employees, representatives or controlling persons” shall be deleted and replaced with “Trading Advisor, BlueCrest Capital Management LP, and their affiliates and their respective owners, partners, principals, directors, officers, employees, representatives or controlling persons”, as the context requires and the defined term “Trading Advisor Parties” shall be construed accordingly.

3.
The phrase “Losses relating to any action or omission of the Trading Advisor or any of its respective officers, directors or employees” in the second paragraph of section 12 shall be preplaced with the phrase “Losses relating to any action or omission of the Trading Advisor Parties or any of their respective officers, directors or employees.”

4.	The Novated Agreement will be amended to incorporate the following provisions as a new clauses under section 10(a):

“(viii)	The Trading Advisor is registered with the CFTC, as a commodity trading advisor under the CEA.”

“(ix)	The Trading Advisor’s sole business is to act as general partner of BlueCrest Capital Management LP.”

“(x)
The structure of having the Trading Advisor act as commodity trading advisor to the Fund solely in its capacity as general partner of BlueCrest Capital Management LP is in compliance with all applicable law.”

“(xi)
BlueCrest Capital Management LP is not required to have any U.S. federal, state or non-U.S. governmental, regulatory or commodity exchange licenses or approvals and is not required to effect any filings or registrations with U.S. federal, state or non-U.S. governmental or regulatory agencies, including, without limitation, registration as a commodity trading advisor under the CEA, and membership in NFA, or qualification for an exemption therefrom, because the Trading Advisor has complied with these obligations solely in its capacity as general partner of BlueCrest Capital Management LP.”

“(xii)
All assets of BlueCrest Capital Management LP are held by the Trading Advisor in its capacity as general partner of BlueCrest Capital Management LP and the Manager and the Fund may seek recourse against such assets pursuant to the terms hereof and applicable law.”

5.	The Novated Agreement will be amended to incorporate the following provisions as new section 10(b)(viii):

“(viii)	The Manager is a member in good standing of the National Futures Association.”

6.	The Novated Agreement will be amended to incorporate the following provisions as new section 10(c)(vii):

“(vii) The Fund is not required to be a member of the National Futures Association”

7.	The Novated Agreement will be amended to incorporate the following provision as new section 10(c)(viii):

“(viii)
The Fund is a “qualified eligible person” as such term is defined in CFTC Reg. §4.7(a) and it consents to the Trading Advisor treating its account as an exempt account for purposes of the CEA, as amended, and the rules and regulations promulgated thereunder.”

8.	The Novated Agreement will be amended to incorporate the following on page 19 before the sentence beginning “IN WITNESS WHEREOF”:

“PURSUANT TO AN EXEMPTION FROM THE U.S. COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE U.S. COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE U.S. COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.”

GFSC ANNEX

1.
The Trading Advisor is licensed and regulated by the Guernsey Financial Services Commission (the “GFSC”), and/or any successor authority carrying out all or part of the relevant functions thereof applicable to the business to which this Agreement relates under the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended (the “POI Law”).

2.
The Trading Advisor has categorised each of the Fund and the Manager as a professional client (as defined in the Licensees (Conduct of Business) Rules 2009 issued by the GFSC, as amended, supplemented and or replaced from time to time (the “COB Rules”)) and the Trading Advisor will provide its services hereunder on that basis.

3.	The Fund has the right to request that the Trading Advisor categorise it as a retail client (as defined in the COB Rules) either generally or in specific circumstances.

4.
The Trading Advisor hereby covenants with the Fund and the Manager that for so long as this Agreement remains in force it shall carry out its duties and obligations and exercise its powers and discretions under this Agreement in accordance with the POI Law and the COB Rules.

5.	The Fund confirms that the Trading Advisor does not owe any duty of best execution under this Agreement by virtue of the provision in rule 5.3.3(a) of the COB Rules.

6.
In addition to the termination provisions set out in Clauses 7(b)(i), 7(b)(ii), 7(b)(iii) and 7(b)(iv) of this Agreement, the following two provisions shall be incorporated as new Clauses 7(b)(v) and 7(b)(vi):

“(v) the Trading Advisor may terminate this Agreement upon notice in writing to the Fund if the Fund requests categorisation as a retail client (as defined in the COB Rules) either generally or in specific circumstances; and

(vi) this Agreement shall terminate immediately upon the Trading Advisor ceasing to be licensed and regulated by the GFSC.”

IN WITNESS whereof the parties hereto have caused this agreement to be signed as of the day and year first above written.

Executed by	)
ML BLUETREND FUTURESACCESSSM LLC	)
acting by:	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC, Manager	)

Executed by	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC	)
acting by:	)

Executed by	)
BLUECREST CAPITAL MANAGEMENT LLP	)
acting by Robert Heaselgrave, Principal	)

Executed by	)
BLUECREST CAPITAL MANAGEMENT LIMITED	)
acting as the general partner of	)
BLUECREST CAPITAL MANAGEMENT LP	)

With respect to the novation of the Letter Agreement only:

Executed by	)
ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC	)
acting by:	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC, Manager	)

Executed by	)
ML TREND-FOLLOWING FUTURES FUND LP	)
acting by:	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC, General Partner	)

Executed by	)
MERRILL LYNCH PIERCE FENNER & SMITH INC.	)
acting by:	)
__________________, Authorized Signatory	)